Exhibit 5



                                 July 31, 2001


Kerr-McGee Holdco, Inc.
123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma 73102

         Re: Form S-8 Registration Statement Covering Securities Issueable Under the Kerr-McGee Corporation Savings Investment Plan, Kerr-McGee Corporation Employee Stock Ownership Plan and
               HS Resources, Inc. Employee Investment 401(k) and Profit Sharing Plan

Gentlemen:

          You have requested my advice with respect to the legality of the shares of Common Stock, par value $1.00 per share ("Common Stock"), of Kerr-McGee Holdco, Inc., a Delaware corporation (the "Company"), to be registered with the Securities and Exchange Commission on a Form S-8 Registration Statement ("Registration Statement") and issuable pursuant to the Kerr-McGee Corporation Savings Investment Plan, Kerr-McGee Corporation Employee Stock Ownership Plan and HS Resources, Inc. Employee Investment 401(k) and Profit Sharing Plan (the "Plans").

          In connection with the foregoing request, I or a member of my staff, have examined the Registration Statement, the Company's Certificate of Incorporation and Bylaws, as amended to date, corporate minutes, the Plans, and such other documents and records as I deem necessary to render the opinions contained herein. I have assumed the genuineness of all signatures and conformity to original documents of copies of such documents. As to any facts relevant to my opinion, I have relied upon information given to me by the Officers of the Company and Others.

          Based on the foregoing, it is my opinion that:

                1. The Company is in good standing under the laws of the State of Delaware.

                2. The authorized but unissued shares of Common Stock being registered pursuant to the Registration Statement have been duly authorized by the Company and will, upon being issued under the Plans as described in the Registration Statement, be validly issued, fully paid and nonassessable.

          I consent to the use of this opinion as an exhibit to the captioned Registration Statement.

                                  Sincerely,

                                  /s/ Gregory F. Pilcher

                                  Gregory F. Pilcher
                                  Senior Vice President
                                  General Counsel and Secretary